                                                                    EXHIBIT 5(B)

                     WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                        ATTORNEYS AND COUNSELORS AT LAW
                         1601 BRYAN STREET, 30TH FLOOR
                              DALLAS, TEXAS 75201

                            ------------------------

                            TELEPHONE (214) 979-3000
                               FAX (214) 880-0011

                                February 5, 1998

Texas Utilities Company
1601 Bryan Street
Dallas, Texas 75201
Ladies and Gentlemen:

    Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of 100,000 shares of common stock, without par value ("Stock"), to be offered from time to time by the Company in connection with the Deferred Compensation Plan for Directors of Subsidiaries of Texas Utilities Company ("Plan"), we are of the opinion that:

    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

    2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable will have been taken when any shares of authorized but unissued Stock shall have been issued pursuant to the Plan and delivered for the consideration contemplated in the Plan.

    We hereby consent to the use of this opinion as an exhibit to the aforementioned Registration Statement.

                                Very truly yours,

                                WORSHAM, FORSYTHE
                                & WOOLDRIDGE, L.L.P.

                                By:             /s/ L. SCOTT AUSTIN
                                     -----------------------------------------
                                                     A PARTNER